UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On February 10, 2023, The ADT Security Corporation (f/k/a The ADT Corporation), a Delaware corporation (the “Issuer”), a wholly-owned subsidiary of ADT Inc., delivered a Notice of Partial Redemption (the “Redemption Notice”) to holders of the Issuer’s outstanding 4.125% Senior Notes due 2023 (the “2023 Notes”). The Redemption Notice was issued pursuant to the terms of the Indenture, dated as of July 5, 2012, as amended and supplemented through the date hereof (the “2023 Notes Indenture”), between the Issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The Redemption Notice provides for the partial redemption by the Issuer of $600,001,000 principal amount of the outstanding 2023 Notes on March 15, 2023 (the “Redemption Date”) at a redemption price (the “Redemption Price”) calculated pursuant to the 2023 Notes Indenture of $1,000 per $1,000 of outstanding principal amount of the 2023 Notes, plus the accrued and unpaid interest on the 2023 Notes so redeemed. The Issuer shall calculate the final Redemption Price prior to the Redemption Date in accordance with the provisions of the 2023 Notes Indenture. Following the partial redemption, the aggregate outstanding principal amount of the 2023 Notes will be $99,999,000.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2023	ADT Inc.

	By:	/s/ Richard S. Mattessich
Richard S. Mattessich
Vice President and Deputy General Counsel, Corporate & Securities